                                                                     Exhibit 5.1


                          [CTS CORPORATION LETTERHEAD]


                                February 5, 2002


CTS CORPORATION
905 West Boulevard North
Elkhart, Indiana  46514

     Re:  Sale of 1,000,000 Shares of Common Stock, without par value

Ladies and Gentlemen:

     I am Vice President, Secretary and General Counsel of CTS Corporation, an Indiana corporation (the "Company"), and have acted as counsel to the Company in connection with the issuance and sale of 1,000,000 shares of Common Stock, without par value, of the Company (the "Shares") to an institutional investor.

     In rendering this opinion, I have examined such documents and records, including an examination of originals or copies certified or otherwise identified to my satisfaction, and matters of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitation stated herein, I am of the opinion that the Shares are duly authorized and, when issued and delivered against payment of the consideration therefor, will be validly issued, fully paid, and nonassessable.

     In rendering the foregoing opinion, I have relied as to certain factual matters upon certificates of officers of the Company, and I have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinion, my examination of matters of law has been limited to the laws of the State of Indiana, including the applicable provisions of the Indiana Constitution, as in effect on the date hereof.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K in order to supplement the Registration Statement No. 333-90697 on Form S-3 (the "Registration Statement") filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the "Act") and to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,

                                        /s/ Richard G. Cutter